Intermec, Inc. 6001 36Pth Avenue West Everett, WA 98203-1264 HTUwww.intermec.comUTH
FOR IMMEDIATE RELEASE
Contact:

Kevin McCarty
Vice President, Corporate Development &
Investor Relations
Intermec, Inc.
425-265-2472
kevin.mccarty@intermec.comUTH

INTERMEC REPORTS FOURTH QUARTER AND FULL YEAR 2010 RESULTS

■	Q4 Revenue of $200 Million, up 12% Y/Y, up 19% sequentially
■	Q4 Earnings Before Tax of $9.7M; EPS of $0.13;
■	Q4 Positive Cash Flow From Operations of $16.8M

EVERETT, Wash. – February 3, 2011 – Intermec, Inc. (NYSE: IN) today announced financial results for its fourth quarter ended December 31, 2010.

Fourth quarter 2010 revenues were $200 million and net earnings from continuing operations were $7.9 million, or $0.13 per diluted share, compared to the $179 million and net earnings from continuing operations of $6.0 million, or $0.10 per diluted share for the fourth quarter of 2009.

"Intermec delivered solid fourth quarter results, driven by strong sales in each region and increased enterprise spending on rugged mobile computers," said Patrick J. Byrne, Intermec President and CEO. "Our new product introductions, most recently the 70 series of ultra rugged computers, reinforce Intermec’s leadership in our key deployment environments. This puts Intermec in a strong position to deliver profitable growth in 2011. We believe our acquisition of Vocollect will further accelerate our growth and contribute to earnings in the first year.”

The following table presents our GAAP earnings before taxes, net earnings, and diluted earnings per share as reported for the fourth quarters of 2010 and 2009 and as adjusted by excluding restructuring related charges in 2009.

	Quarter Ended December 31, 2010			Quarter Ended December 31, 2009
($ in millions, except per share amounts)	Earnings from continuing operations before taxes	Net earnings from continuing operations	Diluted earnings per share from continuing operations	Earnings from continuing operations before taxes	Net earnings from continuing operations	Diluted earnings per share from continuing operations
Earnings as reported	$9.7	$7.9	$0.13	$7.4	$6.0	$0.10
Restructuring charges	$-	$-	$-	$1.9	$1.6	$0.02
Earnings as adjusted	$9.7	$7.9	$0.13	$9.3	$7.6	$0.12

Full year 2010 revenues were $679 million with a net loss from continuing operations of $(5.3) million, or $(0.09) per diluted share. Full year 2010 results included restructuring charges of $2.8 million and impairment of facility charges of $3.0 million. Excluding these pre-tax restructuring and impairment of facility charges, the adjusted loss from continuing operations for full year 2010 was $(1.5) million or $(0.03) per diluted share.

Full year 2009 revenues were $658 million with a net loss from continuing operations of $(10.9) million or $(0.17) per diluted share. Full year 2009 results included restructuring charges of $20.6 million or $0.22 per diluted share.

For the full year 2010, revenue growth was 3%. Net of US Government business, growth was 11%.  On a geographic basis, North America was down 8%, but up 6% after setting aside the US Government business.  Internationally EMEA grew 14%, Latin America grew 20%, and Asia Pacific grew 32%.

The following table presents our GAAP earnings (loss) before taxes, net earnings (loss), and diluted earnings (loss) per share all from continuing operations as reported for full years 2010 and 2009, and as adjusted by excluding the impact of restructuring and impairment of facility charges.

	Year Ended December 31, 2010			Year Ended December 31, 2009
($ in millions, except per share amounts)	Earnings from continuing operations before taxes	Net (Ioss) from continuing operations	Diluted (loss) per share from continuing operations	(Loss) earnings from continuing operations before taxes	Net (loss) earnings from continuing operations	Diluted (loss) earnings per share from continuing operations
Earnings (loss) as reported	$0.2	$(5.3)	$(0.09)	$(19.1)	$(10.9)	$(0.17)
Restructuring charges	$2.8	$1.9	$0.03	$20.6	$13.5	$0.22
Impairment of facility	$3.0	$1.9	$0.03	$-	$-	$-
Earnings (loss) as adjusted	$6.0	$(1.5)	$(0.03)	$1.5	$2.6	$0.05

Excluding these charges, the adjusted net (loss) from continuing operations for full year 2010 was $(1.5) million, or $(0.03) per diluted share, as described in the Non-GAAP (Adjusted) Financial Measures section of this release.

Fourth Quarter 2010 Operating Performance

■	Total revenue of $200 million increased 12% from the prior-year quarter, and was up 13% when adjusted for currency translation.

■
Geographically, compared to the prior-year quarter, revenues in North America increased 9%.  In Europe, Middle East and Africa (EMEA) revenues increased 15%, or 23% on a constant currency basis. The rest of world improved by 13%, led by APAC’s growth of 30% and Latin America increasing 6%.

■	Systems and Solutions revenue grew 20%, Printer and Media revenue increased 5% and Service revenue declined 3%, all as compared to the prior-year quarter.

■
Gross profit margin of 39.7% was flat compared to the prior-year quarter. Product gross margin of 39.0% increased 0.7 percentage points while service gross margin of 42.7% decreased 2.6 percentage points compared to the fourth quarter 2009.

■
Total operating expenses for the quarter were $69.8 million, compared to $63.8 million in the prior-year quarter. Included in the $63.8 million for the prior-year quarter were $1.9 million of restructuring expenses.

■
Intermec generated positive cash flow from operations during the quarter of $16.8 million; for the full year, cash flow from operations was $21.8 million. Intermec’s cash, cash equivalents, and short-term investments totaled approximately $228 million, and ended the year with no debt outstanding.

Vocollect Acquisition

■
On January 18, 2011, Intermec announced that it had entered into a definitive agreement to acquire Vocollect, Inc., the industry-leading provider of voice-centric solutions for mobile workers worldwide. With over 1,500 customers and 300,000 users globally, Vocollect will broaden Intermec's applications and solution offerings in the warehouse and help to establish a leading position in software-oriented solutions. The acquisition will also extend Vocollect's voice solutions into markets served by Intermec and its channel partners. We expect the transaction to close in March 2011, subject to regulatory approval.

Product Introductions

■
Intermec introduced the 70 Series; Intermec’s no compromise, next generation family of ultra-rugged mobile computers.  A premium product line designed for operation in a wide range of field mobility and in-premise applications, the Intermec 70 Series comprises four distinct products, with optimized ergonomic form factors which share a common platform:

■	CN70 for the field service, transportation and logistics marketplace;
■	CN70e for direct store delivery and route accounting marketplace;
■	CK70 for the parcel delivery in courier, express and postal operations;
■	CK71 for manufacturing and warehousing operations

The 70 series of products are the most rugged while the smallest and lightest in their respective classes.  They deliver industry leading imaging performance in terms of bar code read speed and near-far range, computing performance, and wireless performance. They also deliver ground breaking technologies and innovation to minimize total cost of ownership and maximize service uptime in the most demanding mobile deployment environments.

■
Intermec also announced the expansion of its award-winning SR61T industrial scanning portfolio, including the SR61THP high performance scanner, the SR61TXR long range scanner and the SR61T2D industrial range imager. These new solutions are ideal for customers in warehouse and manufacturing operations who need improved operator productivity and overall scanner reliability.

Outlook – First Quarter 2011

Intermec announced its financial guidance for the first quarter of 2011.

■	Q1’11 revenues are expected to be within a range of $160 to $170 million.

■	Q1’11 GAAP EPS is expected to be within a range of $(0.02) to $0.02 per diluted share.

■
This guidance does not include financial results or costs directly related to the Vocollect transaction. The timing of Intermec’s acquisition of Vocollect is subject to regulatory approval and satisfactory completion of other conditions to closing the acquisition.

Conference Call Information

Intermec will hold its conference call on February 3, 2011 at 5:00 p.m. ET (2:00 p.m. PT).  The dial-in number for participants is 1-(877)-918-2511; 1-312-470-0117 (US and International); Passcode: (“Intermec”). The call will be broadcast on the Internet via a link from the investor’s Web page at HTUwww.intermec.com/InvestorRelationsUTH

###

Non-GAAP Financial Measures

This press release includes Non-GAAP financial measures for earnings (loss) from continuing operations before taxes, net earnings (loss), and earnings (loss) per diluted share.  Reconciliations of each of these Non-GAAP financial measures to the most directly comparable GAAP financial measures are detailed in the Reconciliation of GAAP to Non-GAAP Net Earnings attached to this press release.

Our Non-GAAP measures should be read in conjunction with the corresponding GAAP measures.  The Non-GAAP measures should be considered in addition to and not as an alternative or substitute for the measures prepared in accordance with generally accepted accounting principles.

We believe that excluding our restructuring charges (principally related to severance costs in connection with distinct organizational initiatives to reduce costs and improve operational efficiency) and expected transaction costs related to significant acquisition activity in our guidance for first quarter provides supplemental information useful to investors’ and management’s understanding of Intermec’s core operating results, especially when comparing those results on a consistent basis to results for previous periods and anticipated results for future periods.

About Intermec, Inc.

Intermec Inc. (NYSE:IN) develops and integrates products, services and technologies that identify, track and manage supply chain assets and information. Core technologies include rugged mobile computing and data collection systems, bar code printers, label media, and RFID. Intermec’s products and services are used by customers in many industries worldwide to improve the productivity, quality and responsiveness of business operations. For more information about Intermec, visit www.intermec.com or call 800-347-2636.

Statements made in this release and related statements that express Intermec’s or our management’s intentions, indications, beliefs, expectations, guidance, estimates, forecasts or predictions of the future constitute forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, and relate to matters that are not historical facts. The forward-looking statements contained herein include, without limitation, statements regarding: our view of general economic and market conditions; and our revenue, expense, earnings or financial outlook for the first quarter of 2011, the full-year of 2011 or any other future period; our ability to develop, produce, market or sell our products, either directly or through third parties; reduce or control expenses, improve efficiency, realign resources, continue operational improvement and year-over-year or sequential growth; and the applicability of accounting policies used in our financial reporting.  They also include statements about the consummation of the pending acquisition of Vocollect by Intermec, future financial and operating results of the combined company and benefits of the pending acquisition. These statements represent beliefs and expectations only as of the date they were made. We may elect to update forward-looking statements, but we expressly disclaim any obligation to do so, even if our beliefs and expectations change. Actual results may differ from those expressed or implied in our forward-looking statements. Such forward-looking statements involve and are subject to certain risks and uncertainties, which may cause our actual results to differ materially from those discussed in a forward-looking statement. Factors that could cause actual results to differ materially from those described herein include: (a) Intermec’s ability to leverage the Vocollect products to enable it to expand its position in the warehouse market; (b) Intermec’s ability to successfully integrate and market the Vocollect products; and (c) both companies’ ability to obtain regulatory approvals. These risk factors also include, but are not limited to, risks and uncertainties described more fully in our reports filed or to be filed with the Securities and Exchange Commission including, but not limited to, our annual reports on Form 10-K and quarterly reports on Form 10-Q, which are available on our website at www.intermec.com.

In addition to the specific risks identified in the preceding paragraph, acquisitions involve a number of special risks, including diversion of management’s attention to the assimilation of the technology and personnel of acquired businesses, costs related to the acquisition and the integration of acquired products, technologies and employees into Intermec’s business and product offerings. Achieving the anticipated benefits of the pending acquisition will depend, in part, upon whether the integration of the acquired products, technology, or employees is accomplished in an efficient and effective manner, and there can be no assurance that this will occur. The difficulties of such integration may be increased by the necessity of coordinating geographically disparate organizations, the complexity of the technologies being integrated, and the necessity of integrating personnel with disparate business backgrounds and combining different corporate cultures. The inability of management to successfully integrate the business of the two companies, and any related diversion of management’s attention, could have a material adverse effect on the combined company’s business, operating results and financial condition.

 INTERMEC, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009

Revenues:
Product	$163,751	$141,778	$542,783	$519,603
Service	36,257	37,348	136,328	138,602
Total revenues	200,008	179,126	679,111	658,205

Costs and expenses:
Cost of product revenues	99,867	87,545	338,220	331,128
Cost of service revenues	20,774	20,430	79,619	78,519
Research and development	17,494	14,213	67,271	59,566
Selling, general and administrative	52,498	47,687	191,070	187,867
Gain on intellectual property sales	(204)	-	(3,148)	-
Restructuring charges	-	1,947	2,780	20,577
Impairment of facility	-	-	3,008	-
Total costs and expenses	190,429	171,822	678,820	677,657

Operating profit (loss) from continuing operations	9,579	7,304	291	(19,452)
Interest income	442	385	1,229	1,312
Interest expense	(310)	(282)	(1,296)	(995)
Earnings (loss) from continuing operations before income taxes	9,711	7,407	224	(19,135)
Income tax expense (benefit)	1,798	1,400	5,549	(8,263)
Earnings (loss) from continuing operations	7,913	6,007	(5,325)	(10,872)
Loss from discontinued operations, net of tax	-	(971)	-	(971)
Net earnings (loss)	$7,913	$5,036	$(5,325)	$(11,843)

Basic earnings (loss) per share:
Continuing operations	$0.13	$0.10	$(0.09)	$(0.17)
Discontinued operations	-	(0.02)	-	(0.02)
Net earings (loss) per share	$0.13	$0.08	$(0.09)	$(0.19)

Diluted earnings (loss) per share:	$0.13	$0.10	$(0.09)	$(0.17)
Continuing operations	-	(0.02)	-	(0.02)
Discontinued operations	$0.13	$0.08	$(0.09)	$(0.19)
Net earnings (loss) per share

Shares used in computing basic earnings (loss) per share	60,340	61,788	61,364	61,644
Shares used in computing diluted earnings (loss) per share	60,648	61,954	61,364	61,644

INTERMEC, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$221,467	$201,884
Short-term investments	6,788	36,301
Accounts receivable, net	110,455	106,890
Inventories, net	82,657	101,537
Current deferred tax assets, net	45,725	51,480
Other current assets	17,864	16,826
Total current assets	484,956	514,918

Property, plant and equipment, net	36,320	37,383
Other acquired intangibles, net	3,031	2,587
Deferred tax assets, net	194,597	182,533
Other assets	30,361	34,404
Total assets	$749,265	$771,825

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$97,069	$102,947
Payroll and related expenses	20,155	20,683
Deferred revenue	36,227	39,038
Total current liabilities	153,451	162,668

Long-term deferred revenue	23,752	22,010
Pension and other postretirement benefits liabilities	95,922	81,897
Other long-term liabilities	14,911	14,967

Commitments and contingencies

Shareholders’ equity:
Common stock (250,000 shares authorized, 62,594 and 62,203 shares issued and 60,191 and 61,653 outstanding)	625	622
Additional paid-in-capital	694,291	703,590
Accumulated deficit	(179,570)	(174,245)
Accumulated other comprehensive loss	(54,117)	(39,684)
Total shareholders’ equity	461,229	490,283
Total liabilities and shareholders’ equity	$749,265	$771,825

INTERMEC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Twelve Months Ended
	December 31, 2010	December 31, 2009
Cash and cash equivalents at beginning of the period	$201,884	$221,335

Cash flows from operating activities of continuing operations:
Net loss	(5,325)	(11,843)
Loss from discontinued operations	-	971
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	14,951	15,913
Impairment loss on certain property	3,008	-
Gain on sale of property, plant and equipment	-	134
Change in pension and other postretirement plans, net	(4,312)	(2,922)
Deferred taxes	(594)	(11,941)
Stock-based compensation	8,955	7,875
Gain on intellectual property sales	(3,148)	-
Gain on company owned life insurance	(863)	-
Changes in operating assets and liabilities:
Accounts receivable	(3,862)	34,228
Inventories	18,071	15,730
Other current assets	(981)	(2,252)
Accounts payable and accrued expenses	(4,290)	(10,127)
Payroll and related expenses	(157)	(4,514)
Deferred revenue	(1,069)	(5,133)
Other operating activities	1,406	(2,123)
Net cash provided by operating activities from continuing operations	21,790	23,996

Cash flows from investing activities of continuing operations:
Additions to property, plant and equipment	(14,253)	(11,038)
Purchase of investments	(6,760)	(35,790)
Sales of investments	36,715	-
Capitalized patent legal fees	(1,491)	(4,704)
Sales of property, plant and equipment	2,985	1,867
Other investing activities	1,022	(100)
Net cash provided by (used in) investing activities of continuing operations	18,218	(49,765)

Cash flows from financing activities of continuing operations:
Stock repurchase	(20,037)	-
Proceeds from stock options exercised	386	619
Other financing activities	1,411	1,531
Net cash (used in) provided by financing activities of continuing operations	(18,240)	2,150

Net cash provided by (used in) continuing operations	21,768	(23,619)
Effect of exchange rate changes on cash and cash equivalents	(2,185)	4,168
Resulting increase (decrease) in cash and cash equivalents	19,583	(19,451)

Cash and cash equivalents at end of the period	$221,467	$201,884

INTERMEC, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET EARNINGS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended						Three Months Ended
	December 31, 2010	Non-GAAP Adjustments	Adjusted December 31, 2010	December 31, 2009	Non-GAAP Adjustments	Adjusted December 31, 2009	September 26, 2010	Non-GAAP Adjustments	September 26, 2010

Revenues:
Product	$163,751		$163,751	$141,778		$141,778	$134,559		$134,559
Service	36,257		36,257	37,348		37,348	34,154		34,154
Total revenues	200,008		200,008	179,126		179,126	168,713		168,713

Costs and expenses:
Cost of product revenues	99,867		99,867	87,545		87,545	83,511		83,511
Cost of service revenues	20,774		20,774	20,430		20,430	19,726		19,726
Research and development	17,494		17,494	14,213		14,213	16,489		16,489
Selling, general and administrative	52,498		52,498	47,687		47,687	47,741		47,741
Gain on intellectual property sales	(204)		(204)	-		-	(2,944)		(2,944)
Restructuring charges	-	-	-	1,947	$(1,947)	-	1,817	$(1,817)	-
Total costs and expenses	190,429		190,429	171,822	(1,947)	169,875	166,340	(1,817)	164,523

Operating profit from continuing operations	9,579		9,579	7,304	1,947	9,251	2,373	1,817	4,190
Interest income	442		442	385		385	243		243
Interest expense	(310)		(310)	(282)		(282)	(318)		(318)
Earnings from continuing operations before income taxes	9,711		9,711	7,407	1,947	9,354	2,298	1,817	4,115
Income tax expense	1,798		1,798	1,400	319	1,719	9,182	589	9,771
Earnings (loss) from continuing operations	7,913		7,913	6,007	1,628	7,635	(6,884)	1,228	(5,656)
Loss from discontinued operations, net of tax	-		-	(971)	-	(971)	-	-	-
Net earnings (loss)	$7,913		$7,913	$5,036	$1,628	$6,664	$(6,884)	$1,228	$(5,656)

Bsic earnings (loss) per share:
Continuing operations	$0.13		$0.13	$0.10	$0.02	$0.12	$(0.11)	$0.02	$(0.09)
Discontinued operations	-		-	(0.02)	-	(0.02)	-	-	-
Net earnings (loss) per share	$0.13		$0.13	$0.08	$0.02	$0.10	$(0.11)	$0.02	$(0.09)

Diluted earnings (loss) per share:
Continuing operations	$0.13		$0.13	$0.10	$0.02	$0.12	$(0.11)	$0.02	$(0.09)
Discontinued operations	-		-	(0.02)	-	(0.02)	-	-	-
Net earnings (loss) per share	$0.13		$0.13	$0.08	$0.02	$0.10	$(0.11)	$0.02	$(0.09)

Shares used in computing basic earnings (loss) per share	60,340		60,340	61,788	61,788	61,788	61,412	61,412	61,412
Shares used in computing diluted earnings (loss) per share	60,648		60,648	61,954	61,954	61,954	61,412	61,412	61,412

INTERMEC, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET EARNINGS
(In thousands, except per share amounts)
(Unaudited)

	Twelve Months Ended
	December 31, 2010	Non-GAAP Adjustments	Adjusted December 31, 2010	December 31, 2009	Non-GAAP Adjustments	Adjusted December 31, 2009

Revenues:
Product	$542,783		$542,783	$519,603		$519,603
Service	136,328		136,328	138,602		138,602
Total revenues	679,111		679,111	658,205		658,205

Costs and expenses:
Cost of product revenues	338,220		338,220	331,128		331,128
Cost of service revenues	79,619		79,619	78,519		78,519
Research and development	67,271		67,271	59,566		59,566
Selling, general and administrative	191,070		191,070	187,867		187,867
Gain on intellectual property sales	(3,148)		(3,148)	-		-
Restructuring charges	2,780	$(2,780)	-	20,577	$(20,577)	-
Impairment of facility	3,008	(3,008)	-	-	-	-
Total costs and expenses	678,820	(5,788)	673,032	677,657	(20,577)	657,080

Operating profit (loss) from continuing operations	291	5,788	6,079	(19,452)	20,577	1,125
Interest income	1,229		1,229	1,312		1,312
Interest expense	(1,296)		(1,296)	(995)		(995)
Earnings (loss) from continuing operations before income taxes	224	5,788	6,012	(19,135)	20,577	1,442
Income tax expense (benefit)	5,549	2,007	7,556	(8,263)	7,052	(1,211)
(Loss) earnings from continuing operations	(5,325)	3,781	(1,544)	(10,872)	13,525	2,653
Loss from discontinued operations, net of tax	-	-	-	(971)	-	(971)
Net (loss) earnings	$(5,325)	$3,781	$(1,544)	$(11,843)	$13,525	$1,682

Basic (loss) earnings per share:
Continuing operations	$(0.09)	$0.06	$(0.03)	$(0.17)	$0.22	$0.05
Discontinued operations	-	-	-	(0.02)	-	(0.02)
Net (loss) earnings per share	$(0.09)	$0.06	$(0.03)	$(0.19)	$0.22	$0.03

Diluted (loss) earnings per share:
Continuing operations	$(0.09)	$0.06	$(0.03)	$(0.17)	$0.22	$(0.05)
Discontinued operations	-	-	-	(0.02)	-	(0.02)
Net (loss) earnings per share	$(0.09)	$0.06	$(0.03)	$(0.19)	$0.22	$0.03

Shares used in computing basic (loss) earnings per share	61,364	61,364	61,364	61,644	61,644	61,644
Shares used in computing diluted (loss) earnings per share	61,364	61,364	61,364	61,644	61,644	61,644

INTERMEC, INC.
SUPPLEMENTAL SALES INFORMATION BY CATEGORY
(In millions)
(Unaudited)

	Three Months Ended					Three Months Ended
	December 31, 2010	Percent of Revenues	December 31, 2009	Percent of Revenues	Percent Change in Revenues	September 26, 2010	Percent of Revenues	Percent Change in Revenues
Revenues by category:
Systems and solutions	$120.6	60.3%	$100.7	56.2%	19.8%	$93.2	55.2%	29.4%
Printer and media	43.2	21.6%	41.1	23.0%	5.1%	41.4	24.6%	4.3%
Total product	163.8	81.9%	141.8	79.2%	15.5%	134.6	79.8%	21.7%
Service	36.2	18.1%	37.3	20.8%	(2.9%)	34.1	20.2%	6.2%
Total revenues	$200.0	100.0%	$179.1	100.0%	11.7%	$168.7	100.0%	18.6%

	Twelve Months Ended
	December 31, 2010	Percent of Revenues	December 31, 2009	Percent of Revenues	Percent Change in Revenues
Revenues by category:
Systems and solutions	$379.2	55.8%	$368.2	55.9%	3.0%
Printer and media	163.6	24.1%	151.4	23.0%	8.1%
Total product	542.8	79.9%	519.6	78.9%	4.5%
Service	136.3	20.1%	138.6	21.1%	(1.7%)
Total revenues	$679.1	100.0%	$658.2	100.0%	3.2%

SUPPLEMENTAL SALES INFORMATION BY GEOGRAPHIC REGION
(In millions)
(Unaudited)

	Three Months Ended					Three Months Ended
	December 31, 2010	Percent of Revenues	December 31,2009	Percent of Revenues	Percent Change in Revenues	September 26, 2010	Percent of Revenues	Percent Change in Revenues
Revenues by geographic region:
North America	$100.8	50.4%	$92.3	51.5%	9.2%	$84.1	49.8%	19.9%
Europe, Middle East and Africa (EMEA)	61.6	30.8%	53.4	29.8%	15.4%	58.8	30.1%	21.3%
All others	37.6	18.8%	33.4	18.7%	12.6%	33.8	20.1%	11.2%
Total revenues	$200.0	100.0%	$179.1	100.0%	11.7%	$168.7	100.0%	18.6%

	Twelve Months Ended
	December 31, 2010	Percent of Revenues	December 31, 2009	Percent of Revenues	Percent Change in Revenues
Revenues by geographic region:
North America	$344.1	50.7%	$373.2	56.7%	(7.8%)
Europe, Middle East and Africa (EMEA)	213.0	31.3%	186.8	28.4%	14.0%
All others	122.0	18.0%	98.2	14.9%	24.2%
Total revenues	$679.1	100.0%	$658.2	100.0%	3.2%